EXHIBIT 99.2


                                HORIZON PCS, INC.
                               68 East Main Street
                             Chillicothe, Ohio 45601

                                  June 29, 2005


Peter M. Holland
c/o Horizon PCS, Inc.
68 East Main Street
Chillicothe, Ohio 45601

          Re: Non-Qualified Stock Option Agreement and Employment Agreement

Dear Peter:

          This letter ("Letter Agreement") sets forth our understanding regarding an amendment to be made to your Non-Qualified Stock Option Agreement, dated as of October 21, 2004, by and between Horizon PCS, Inc. (the "Company") and yourself (the "Option Agreement"). All capitalized terms not defined herein shall have the same meaning as in the Option Agreement.

          Section 3(a) of the Option Agreement is hereby amended with respect to the portion of your Option that is unvested (the "Unvested Options") immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of March 17, 2005, by and between iPCS, Inc. and Horizon PCS, Inc. (the "Merger Agreement")), to provide that, notwithstanding the terms therein, if your employment with the Company is terminated in the manner set forth in
Section 3(a) on or after the Effective Time and before September 17, 2005, the Unvested Options shall, upon such employment termination, become fully vested and may be exercised by you until the close of business on March 14, 2006. For the avoidance of doubt, the portion of your Option that is vested as of the Effective Time and, if your employment is terminated on or after September 17, 2005, the Unvested Options, may be exercised by you in accordance with the original terms of Section 3(a) of the Option Agreement. If the transaction contemplated by the Merger Agreement does not close by October 15, 2005, this Letter Agreement shall have no force or effect.

          Except as otherwise provided for herein, your Option Agreement shall remain in full force and effect.

          In signing this Letter Agreement, you understand, acknowledge and agree that (i) your employment will terminate immediately after the Effective Time, (ii) such termination of employment shall be deemed to be a termination of your employment by iPCS, as the successor to the Company, without Cause pursuant to section 4(e) of your employment agreement between you and Horizon PCS, Inc., as amended (the "Employment Agreement"), and (iii) upon termination you will be entitled to only the payments contemplated by sections 6(a) and 6(d) of the Employment Agreement and your rights under the Option Agreement, this Letter Agreement, your right to indemnification and related rights under the Company's charter and/or by-laws and Delaware corporate law, section 7.14 of the Merger

Agreement, and your vested rights as expressly provided under the terms of any pension plans within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the right to elect COBRA continuation coverage under any group health insurance plan, rights under the Company's Section 125 Cafeteria Plan, the rights to convert any life or disability insurance plans maintained by the Company, or as required by law, and that neither the Company nor iPCS, Inc. (or its successor) nor any of their subsidiaries will be obligated or liable to make any other payments or provide any other benefits to you.

          Except for the rights and obligations provided by or arising under this Letter Agreement, your rights under the Employment Agreement, the Option Agreement and your right to indemnification and related rights under the Company's charter and/or by-laws and Delaware corporate law, section 7.14 of the Merger Agreement, and your vested rights as expressly provided under the terms of any pension plans within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the right to elect COBRA continuation coverage under any group health insurance plan, rights under the Company's Section 125 Cafeteria Plan, the rights to convert any life or disability insurance plans maintained by the Company, or as required by law, you hereby release, acquit, withdraw, retract and forever discharge any and all claims or causes of action which you now have or may have hereafter, directly or indirectly, personally or in a representative capacity, against Horizon PCS, Inc., iPCS, Inc. and each of their predecessors, successors, administrators, fiduciaries, parents, subsidiaries, affiliates, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with Horizon PCS, Inc. or iPCS, Inc. by reason of any matter, conduct, claim, event, act, omission, cause or thing whatsoever relating to your employment with the Company and termination thereof, up to, and including, the date of execution of this Letter Agreement.

          By signing below, iPCS, Inc. acknowledges, consents and agrees to the terms of this Letter Agreement, including, without limitation, that your employment will be terminated immediately following the Effective Time by iPCS, Inc. without Cause and agrees to honor the Company's obligations hereunder.

     By executing this Letter Agreement on behalf of iPCS in the space indicated below, the undersigned authorized officer of iPCS hereby evidences iPCS' consent to the amendments contemplated by this Letter Agreement as contemplated by
Section 6.1 of the Merger Agreement.

     This Letter Agreement may be executed in one or more counterparts (and by facsimile), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                            [Signature Page Follows]



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

          If you are in agreement with the terms set forth in this Letter Agreement, please execute both copies and the General Release of Claims and return one to the address set forth above.

                                             HORIZON PCS, INC.


                                             By:/s/ William A. McKell
                                                --------------------------------
                                                William A. McKell
                                                Chief Executive Officer


                                             IPCS, INC.

                                             By:/s/ Timothy M. Yager
                                                --------------------------------
                                                Timothy M. Yager
                                                President and CEO


Agreed to and accepted as of the
date first referenced above.

/s/ Peter M. Holland
---------------------------
Peter M. Holland






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